UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 29, 2016

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 29, 2016, the Massachusetts Department of Public Utilities (“MDPU”) issued an Order (the “Order”) approving an increase of $2.1 million in annual distribution revenue for the electric division and an increase of $1.6 million in annual distribution revenue for the gas division of Fitchburg Gas and Electric Light Company (“Fitchburg” or the “Company”), Unitil Corporation’s Massachusetts electric and natural gas utility subsidiary. The $2.1 million in annual electric distribution revenue represents a 3.2% increase over 2014 electric division total operating revenue. The $1.6 million in annual gas distribution revenue represents a 4.6% increase over 2014 gas division total operating revenue. The MDPU also approved a return on equity of 9.8% for both divisions. Additionally, the MDPU approved an annual capital cost recovery mechanism for the electric division to provide the Company with rate relief associated with capital additions to rate base in future years. The increase in base electric and gas distribution rates reflects the Company’s operating costs and investments in utility plant assets based on a test year ended December 31, 2014 as adjusted for known and measurable changes.

The Order is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

99.1	MDPU Order dated April 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: May 4, 2016

EXHIBIT INDEX

Number	Exhibit

99.1	MDPU Order dated April 29, 2016